AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER
16, 1999
                                       REGISTRATION NO. 333-_____
_________________________________________________________________
_________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                       ____________________


                             FORM S-8

                      REGISTRATION STATEMENT

                              Under

                    The Securities Act of 1933

                     _______________________
                     VANGUARD AIRLINES, INC.
      (Exact name of registrant as specified in its charter)

 DELAWARE                                         48-1149290
(State or other jurisdiction of                   (I.R.S.
incorporation or organization                     Employer
                                                  Identification
                                                  No.)

                  7000 SQUIBB ROAD, THIRD FLOOR
                      MISSION, KANSAS 66202
       (Address, Principal Executive Offices)    (Zip Code)
                    _________________________

          EMPLOYMENT AGREEMENT, DATED NOVEMBER 3, 1997,
       BETWEEN VANGUARD AIRLINES, INC. AND ROBERT J. SPANE

           CONSULTING AGREEMENT, DATED JANUARY 1, 1999,
       BETWEEN VANGUARD AIRLINES, INC. AND JOHN J. McCARTHY
                     (Full title of the plan)

 Brian S. Gillman, Vice President and General Counsel, Vanguard
                          Airlines, Inc.
                  7000 Squibb Road, Third Floor
                      Mission, Kansas 66202
             (Name and address of agent for service)

                          (913) 789-1388
  (Telephone number, including area code, of agent for service)

                      ______________________


                  CALCULATION OF REGISTRATION FEE
________________________________________________________________________
TITLE OF     AMOUNT       PROPOSED           PROPOSED    AMOUNT OF
SECURITIES   TO BE        MAXIMUM OFFERING   MAXIMUM     REGISTRATION
TO BE        REGISTERED   PRICE PER SHARE    AGGREGATE   FEE
REGISTERED   <F2>         <F1>               OFFERING
                                             PRICE<F1>
________________________________________________________________________
Common Stock,
$.001 par     680,883      $2.50            $1,695,233.50   $471.27
value
________________________________________________________________________

<F1>
          Pursuant to Rule 457(h) of the Securities Act of 1933, and solely for the purpose of calculating the amount of the registration fee, the proposed maximum offering price per unit and proposed maximum aggregate offering price is based on (i) the $2.50 price at which options may be exercised with respect to 677,396 shares, and
          (ii) the $0.50 price at which options may be exercised with respect to 3,487 shares.

<F2>
          The provisions of Rule 416 shall apply to this Registration Statement and the number of shares registered on this Registration Statement automatically shall increase or decrease as a result of future stock splits, stock dividends or similar transactions.

________________________________________________________________________

                               PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          Vanguard Airlines, Inc., a Delaware corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents: (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998; (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; (iii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; and (iv) the description of the Common Stock of the Registrant which is contained in the Registrant's Registration Statement on Form 8-A (File No. 0-27034), including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents, except in no event shall any information included in any such document in response to Item 402(i), (k) or (l) of Regulation S-K be deemed to constitute part of this Registration Statement.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the shares of the Common Stock of the Registrant registered pursuant to this Registration Statement will be passed upon by the Company's Vice President and General
Counsel, Brian S. Gillman.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          (a) Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

          (b) The Company's Bylaws provide that the Company shall indemnify officers and directors to the extent provided therein. The Bylaws also permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his or her capacity as such.

          (c) In accordance with Section 102(b)(7) of the DGCL, the Registrant's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the DGCL (unlawful payment of dividends) or
(4) transactions from which a director derives an improper personal benefit.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated by reference herein.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by
          section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)     To include any material information
          with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement;

                    Provided, however, that paragraphs (1)(i) and
     (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission, State of Kansas, on September 16, 1999.

                              VANGUARD AIRLINES, INC.


                              By: /s/ Robert J. Spane
                                  Robert J. Spane
                                  Chairman, President and Chief
                                  Executive Officer


                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert J. Spane and William A. Garrett the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        Signature               Title                        Date

/s/ Robert J. Spane      Chairman, President and Chief  September 16, 1999
Robert J. Spane          Executive Officer (Principal
                         Executive Officer)


/s/ William A. Garrett   Vice President and Chief       September 16, 1999
William A. Garrett       Financial Officer (Principal
                         Financial and Accounting
                         Officer)

/s/ Lee M. Gammill, Jr.  Director                       September 16, 1999
Lee M. Gammill, Jr.


/s/ Denis T. Rice        Director                       September 16, 1999
Denis T. Rice

/s/ Leighton W. Smith    Director                       September 16, 1999
Leighton W. Smith

                         EXHIBIT INDEX

                                                           Page
Number                     Description                      No.

4(a)      Restated Certificate of Incorporation, as         *
          amended (filed as Exhibit 4(a) to
          Registrant's Registration Statement on Form
          S-8 (File No. 333-57465) and incorporated
          herein by reference).

4(b)      Bylaws of Registrant, as amended to date          *
          (filed as Exhibit 3.2 to Amendment No. 2 to
          the Registrant's Registration Statement on
          Form S-1 (File No. 33-96884) and
          incorporated herein by reference).

4(c)      Specimen Common Stock Certificate (filed as       *
          Exhibit 4.1 to Amendment No. 3 to the
          Registrant's Registration Statement on Form
          S-1 (File No. 33-96884) and incorporated
          herein by reference).

4(d)      Employment Agreement, dated as of                 *
          November 3, 1997, between Vanguard Airlines,
          Inc. and Robert J. Spane (filed as Exhibit
          10.17 to Registrant's Annual Report on Form
          10-K for the year ended December 31, 1997
          (File No. 000-27034), and incorporated
          herein by reference).

4(e)      Nonstatutory Stock Option Agreement, dated        __
          May 18, 1999, between Vanguard Airlines,
          Inc. and Robert J. Spane.

4(f)      Consulting Agreement, dated January 1, 1999,      __
          between Vanguard Airlines, Inc. and John J.
          McCarthy.

4(g)      Nonstatutory Stock Option Agreement, dated        __
          May 18, 1999, between Vanguard Airlines,
          Inc. and John J. McCarthy.

5         Opinion of Brian S. Gillman with respect to       __
          the legality of the Common Stock of the
          Registrant registered hereby.

23(a)     Consent of Registrant's Independent               __
          Auditors.

23(b) Consent of Registrant's Counsel (contained in the Opinion of Counsel filed as Exhibit
          5).

24 Power of Attorney (included on signature page hereto).



*     Incorporated by reference.







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